Exhibit 10.41

Execution Copy

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Pledge Agreement”) is entered into as of June 4, 2014, among NEW MEDIA HOLDINGS II LLC, a Delaware limited liability company (the “Borrower”), NEW MEDIA HOLDINGS I LLC, a Delaware limited liability company (together with its successors and/or assigns, “Holdings”), each of the Subsidiary Guarantors from time to time party hereto (together with the Holdings, individually a “Guarantor” and collectively the “Guarantors”; the Guarantors, together with the Borrower, individually a “Pledgor” and collectively the “Pledgors”) and CITIZENS BANK OF PENNSYLVANIA, in its capacity as Administrative Agent under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”) for the several banks and other financial institutions as may from time to time become parties to such Credit Agreement (individually a “Lender” and collectively the “Lenders”).

RECITALS

WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”), among the Borrower, Holdings, the Lenders party thereto and the Administrative Agent, the Lenders have agreed to make Loans and to issue and/or acquire participation interests in Letters of Credit upon the terms and subject to the conditions set forth therein; and

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans and to issue and/or acquire participation interests in Letters of Credit under the Credit Agreement that the Pledgors shall have executed and delivered this Pledge Agreement to the Administrative Agent for the ratable benefit of the Lenders and the other Secured Parties.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms that are defined in the Uniform Commercial Code from time to time in effect in the State of New York (the “UCC”) are used herein as so defined: Certificated Security, Entitlement Order, Financial Asset, Investment Company Security, Securities Account, Security, Security Entitlement, Securities Intermediary and Uncertificated Security.

2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time or otherwise, of the Obligations, each Pledgor hereby pledges and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Pledged Collateral”):

(a) Pledged Equity Interests. (i) 100% (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Equity Interests owned by such Pledgor of each Domestic Subsidiary set forth on Schedule 3.15 to the Credit Agreement and (ii) 65% (or, if less, the full amount owned by such Pledgor) of each class of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Voting Equity”) and 75% (or, if less, the full amount owned by such Pledgor) of each class of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Non-Voting Equity”) owned by such Pledgor of each first-tier Foreign Subsidiary set forth on Schedule 3.15 to the Credit Agreement (collectively, together with the Equity Interests and other interests described in clauses (y) and (z) and in Sections 2(b) and 2(c) below, the “Pledged Equity Interests”), including, but not limited to, the following:

(y) subject to the percentage restrictions described above and in Section 2(b) below, all shares, securities, membership interests or other equity interests representing a dividend on any of the Pledged Equity Interests, or representing a distribution or return of capital upon or in respect of the Pledged Equity Interests, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Equity Interests; and

(z) subject to the percentage restrictions described above and in Section 2(b) below and without affecting the obligations of the Pledgors under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger involving the issuer of any Pledged Equity Interest and in which such issuer is not the surviving entity, all shares of each class of the Equity Interests of the successor entity formed by or resulting from such consolidation or merger.

(b) Additional Interests. (i) 100% (or, if less, the full amount owned by such Pledgor) of each class of the issued and outstanding Equity Interests owned or acquired by such Pledgor of any Person which hereafter becomes a Domestic Subsidiary and (ii) 65% (or, if less, the full amount owned by such Pledgor) of the Voting Equity and 75% (or, if less, the full amount owned by such Pledgor) of the Non-Voting Equity owned or acquired by such Pledgor of any Person which hereafter becomes a first-tier Foreign Subsidiary, including, without limitation, the certificates representing such Equity Interests.

(c) Other Equity Interests. Subject to the percentage restrictions described above, any and all other Equity Interests owned by the Pledgors in any Domestic Subsidiary or any first-tier Foreign Subsidiary.

(d) Proceeds. All proceeds and products of the foregoing, however and whenever acquired and in whatever form.

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Pledgor may from time to time hereafter pledge and deliver additional shares of Equity Interests to the Administrative Agent as collateral security for the Obligations. Upon such pledge and delivery to the Administrative Agent, such additional shares of Equity Interests shall be deemed to be part of the Pledged Collateral of such Pledgor and shall be subject to the terms of this Pledge Agreement whether or not Schedule 3.15 to the Credit Agreement is amended to refer to such additional shares.

Notwithstanding the foregoing grant of a security interest, this Pledge Agreement shall not constitute a grant of a security interest in (and the “Pledged Collateral” shall not include) any Excluded Assets.

3. Security for Obligations. The security interest created hereby in the Pledged Collateral of each Pledgor constitutes continuing collateral security for all of the Obligations, whether now existing or hereafter incurred.

4. Delivery of the Pledged Collateral; Perfection of Security Interest. Each Pledgor hereby agrees that:

(a) Delivery of Certificates and Instruments. Each Pledgor shall deliver as security to the Administrative Agent (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Pledged Equity Interests owned by such Pledgor and (ii) promptly upon the receipt thereof by or on behalf of a Pledgor, all other certificates and instruments constituting Pledged Collateral owned by a Pledgor. Prior to delivery to the Administrative Agent, all such certificates and instruments constituting Pledged Collateral of a Pledgor shall be held in trust by such Pledgor for the benefit of the Administrative Agent pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit A attached hereto.

(b) Additional Securities. Subject to the percentage restrictions set forth in Section 2, if such Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of Equity Interests, stock splits, spin-off or split-off, promissory notes or other instruments; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in Equity Interests; or (iv) distributions of Equity Interests in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then such Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of the Administrative Agent, shall segregate it from such Pledgor’s other property and shall deliver it forthwith to the Administrative Agent in the exact form received accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit A attached hereto, to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Obligations.

(c) Financing Statements; Other Perfection Actions. Each Pledgor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem reasonably necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, including, without limitation, any financing statement that describes the Pledged Collateral as “all personal property” or “all assets” of such Pledgor. Each Pledgor shall also execute and deliver to the Administrative Agent and/or file such agreements, assignments or instruments (including affidavits, notices, reaffirmations, amendments and restatements of existing documents, and any documents as may be necessary if the law of any jurisdiction other than New York becomes or is applicable to the Collateral or any portion thereof, in each case as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate to perfect the Administrative Agent’s security interests hereunder, including such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC and any other personal property security legislation in the appropriate jurisdictions.

(d) Provisions Relating to Uncertificated Securities, Security Entitlements and Securities Accounts. The Pledgors shall promptly notify the Administrative Agent of any Pledged Collateral consisting of an Uncertificated Security or a Security Entitlement or any Pledged Collateral held in a Securities Account. With respect to any such Pledged Collateral, (a) the applicable Pledgor and the applicable issuer of the Uncertificated Security or the applicable Securities Intermediary shall enter into, upon the reasonable request of the Administrative Agent, an agreement with the Administrative Agent granting control to the Administrative Agent over such Pledged Collateral, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent and (b) the Administrative Agent shall be entitled, upon the occurrence and during the continuance of a Default or an Event of Default, to notify the applicable issuer of the Uncertificated Security or the applicable Securities Intermediary that it should follow the instructions or the Entitlement Orders, respectively, of the Administrative Agent and no longer follow the instructions or the Entitlement Orders, respectively, of the applicable Pledgor. Upon receipt by a Pledgor of notice from a Securities Intermediary of its intent to terminate the Securities Account of such Pledgor held by such Securities Intermediary, prior to the termination of such Securities Account the Pledged Collateral in such Securities Account shall be (i) transferred to a new Securities Account, upon the request of the Administrative Agent, which shall be subject to a control agreement as provided above or (ii) transferred to an account held by the Administrative Agent (in which it will be held until a new Securities Account is established).

(e) Notwithstanding anything to the contrary contained herein, the certificates representing the Pledged Equity Interests owned by any Pledgor in Pro Football Weekly, LLC, The Santa Cruz County Sentinel, Inc., The Traverse City Record-Eagle, Inc., The Daily Independent, Inc. or Chapel Hill Publishing Co, Inc. shall not be required to be delivered to the Administrative Agent unless and until any such entity owns any material assets or is engaged in any material operations or business.

5. Representations and Warranties. Each Pledgor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties that:

(a) Authorization of Pledged Equity Interests. The Pledged Equity Interests are duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of any Person. All other shares of Equity Interests constituting Pledged Collateral are duly authorized and validly issued, fully paid and nonassessable and not subject to the preemptive rights of any Person.

(b) Title. Each Pledgor has good and indefeasible title to the Pledged Collateral of such Pledgor and will at all times be the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Liens permitted by Section 6.3 of the Credit Agreement. There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Equity Interests of such Pledgor.

(c) Exercising of Rights. The exercise by the Administrative Agent of its rights and remedies hereunder will not violate any material restriction relating to any Pledged Equity.

(d) Pledgor’s Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority, the issuer of any Pledged Equity Interests or third party is required either (i) for the pledge made by a Pledgor or for the granting of the security interest by a Pledgor pursuant to this Pledge Agreement or (ii) for the exercise by the Administrative Agent or the Secured Parties of their rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities).

(e) Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Administrative Agent for the ratable benefit of the Secured Parties, in the Pledged Collateral. The taking possession by the Administrative Agent of the certificates (if any) representing the Pledged Equity Interests and all other certificates and instruments constituting Pledged Collateral will perfect and establish the first priority of the Administrative Agent’s security interest in all certificated Pledged Equity Interests constituting securities and such certificates and instruments, subject only to the Liens permitted by Section 6.3 of the Credit Agreement. Upon the filing of UCC financing statements in the location of each Pledgor’s state of organization, the Administrative Agent shall have a first priority perfected security interest in all uncertificated Pledged Equity Interests consisting of partnership or limited liability company interests that do not constitute a Security pursuant to Section 8-103(c) of the UCC, subject only to Liens permitted by Section 6.3 of the Credit Agreement. With respect to any Pledged Collateral consisting of an Uncertificated Security or a Security Entitlement or any Pledged Collateral held in a Securities Account, upon execution and delivery by the applicable Pledgor, the Administrative Agent and the applicable Securities Intermediary or the applicable issuer of the Uncertificated Security of an agreement granting control to the Administrative Agent over such Pledged Collateral, the Administrative Agent shall have a first priority perfected security interest in such Pledged Collateral, subject only to the Liens permitted by Section 6.3 of the Credit Agreement. Except as set forth in this Section, no action is necessary to perfect the Administrative Agent’s security interest.

(f) No Other Equity Interests. Except as set forth on Schedule 3.15 to the Credit Agreement, as of the Closing Date or as of the last date such Schedule was updated in accordance with the terms hereof and of the Credit Agreement, no Pledgor owns any Equity Interest of the Borrower or any of its Domestic Subsidiaries or any of its first-tier Foreign Subsidiaries.

(g) Partnership and Limited Liability Company Interests. Except as previously disclosed in writing to the Administrative Agent, none of the Pledged Equity Interests consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

6. Covenants. Each Pledgor hereby covenants, that so long as any of the Obligations (other than contingent indemnity obligations that survive termination of the Loan Documents pursuant to the stated terms thereof) remain outstanding or any Loan Document is in effect, and until all of the Commitments shall have been terminated, such Pledgor shall:

(a) Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral of such Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein; keep the Pledged Collateral free from all Liens, other than Liens permitted by Section 6.3 of the Credit Agreement; and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of such Pledgor or any interest therein, except as permitted under the Credit Agreement and the other Loan Documents.

(b) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary and desirable or that the Administrative Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor (including, without limitation, execution and delivery of one or more control agreements reasonably acceptable to the Administrative Agent, filing of UCC financing statements and any and all other actions reasonably necessary to satisfy the Administrative Agent that the Administrative Agent has obtained a first priority (subject to Liens permitted by Section 6.3 of the Credit Agreement) perfected security interest in all Pledged Collateral); (ii) enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of such Pledgor; and (iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation, and if requested by the Administrative Agent, delivering to the Administrative Agent irrevocable proxies in respect of the Pledged Collateral of such Pledgor.

(c) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of such Pledgor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral of such Pledgor, in each case to the extent such amendment, modification, waiver or restriction, taken as a whole with all such amendments, modifications, waivers and restrictions since the Closing Date, adversely affects the security interests (or the perfection or priority thereof) granted hereunder, other than pursuant hereto or as may be permitted under the Credit Agreement.

(d) Issuance or Acquisition of Equity Interests. Not without executing and delivering, or causing to be executed and delivered, to the Administrative Agent such agreements, documents and instruments as the Administrative Agent may reasonably require, issue or acquire any Equity Interest or hold any Pledged Equity Interests that consists of an interest in a partnership or a limited liability company which (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

7. Performance of Obligations; Advances by Administrative Agent. On failure of any Pledgor to perform any of the covenants and agreements contained herein, the Administrative Agent may, at its sole option and in its sole discretion, perform or cause to be performed the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent may make for the protection of the security interest hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Pledgors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Obligations. No such performance of any covenant or agreement by the Administrative Agent on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgors of any default under the terms of this Pledge Agreement or the other Loan Documents. The Administrative

Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

8. [Intentionally Omitted].

9. Remedies.

(a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have, in respect of the Pledged Collateral of any Pledgor, in addition to the rights and remedies provided herein, in the other Loan Documents, or by law, the rights and remedies of a secured party under the UCC or any other applicable law.

(b) Sale of Pledged Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section and without notice, the Administrative Agent may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Administrative Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, any Secured Party may in such event, bid for the purchase of such securities. Each Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to such Pledgor, in accordance with the notice provisions of Section 9.2 of the Credit Agreement at least ten (10) days before the time of such sale. The Administrative Agent shall not be obligated to make any sale of Pledged Collateral of such Pledgor regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgors recognize that it may be impracticable to effect a public sale of all or any part of the Pledged Collateral and that the Administrative Agent may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act of 1933.

(d) Retention of Pledged Collateral. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC (or any successor sections of the UCC) or otherwise complying with the notice requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Pledged Collateral in satisfaction of the Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Pledged Collateral in satisfaction of any Obligations for any reason.

(e) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Secured Parties are legally entitled, the Pledgors shall be jointly and severally liable for the deficiency, together with interest thereon at a rate calculated in accordance with Section 2.12(a) through (c) of the Credit Agreement together with the costs of collection and the reasonable fees of any attorneys employed by the Administrative Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to the Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(f) Other Security. To the extent that any of the Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real and other personal property owned by a Pledgor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuation of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, Liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Administrative Agent’s rights or the Obligations under this Pledge Agreement or under any other of the Loan Documents.

10. Rights of the Administrative Agent.

(a) Power of Attorney. Each Pledgor hereby designates and appoints the Administrative Agent, on behalf of the Secured Parties, and each of its designees or agents as attorney-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i) to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Pledged Collateral of such Pledgor, all as the Administrative Agent may reasonably determine in respect of such Pledged Collateral;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle, adjust or compromise any action, suit or proceeding brought with respect to the Pledged Collateral and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv) to pay or discharge taxes, Liens, security interests, or other encumbrances levied or placed on or threatened against the Pledged Collateral;

(v) to direct any parties liable for any payment under any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(vi) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral of such Pledgor;

(vii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral of such Pledgor;

(viii) to execute and deliver and/or file all assignments, conveyances, statements, financing statements, continuation statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and Liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated herein;

(ix) to exchange any of the Pledged Collateral of such Pledgor or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral of such Pledgor with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may determine;

(x) to vote for a shareholder, partner or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Collateral of such Pledgor into the name of the Administrative Agent or into the name of any transferee to whom the Pledged Collateral of such Pledgor or any part thereof may be sold pursuant to Section 9 hereof; and

(xi) to do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Pledged Collateral of such Pledgor.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Obligations (other than contingent indemnity obligations that survive termination of the Loan Documents pursuant to the stated terms thereof) remain outstanding, any Loan Document is in effect, and until all of the Commitments shall have been terminated. Subject to the terms of the Credit Agreement, the Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to perfect, protect, preserve and realize upon its security interest in the Pledged Collateral.

(b) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Obligations or any portion thereof and/or the Pledged Collateral or any portion thereof to a successor Administrative Agent, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Pledge Agreement in relation thereto.

(c) The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody and preservation of the Pledged Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that Pledgors shall be responsible for preservation of all rights in the Pledged Collateral of such Pledgor, and the Administrative Agent shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the

Administrative Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

(d) Voting Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred and be continuing, to the extent permitted by law, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement.

(ii) Upon the occurrence and during the continuance of an Event of Default, all rights of a Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of this subsection (d) shall cease and all such rights shall thereupon become vested in the Administrative Agent which shall then have the sole right to exercise such voting and other consensual rights.

(e) Dividend and Distribution Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred and be continuing, each Pledgor may receive and retain any and all dividends (other than dividends payable in the form of Equity Interests and other dividends constituting Pledged Collateral which are required to be delivered to the Administrative Agent pursuant to Section 4 above), distributions or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Credit Agreement.

(ii) Upon the occurrence and during the continuation of an Event of Default:

(A) all rights of a Pledgor to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this subsection (e) shall cease and all such rights shall thereupon be vested in the Administrative Agent which shall then have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and

(B) all dividends, distributions and interest payments which are received by a Pledgor contrary to the provisions of clause (A) of this subsection (ii) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Pledgor, and shall be forthwith paid over to the Administrative Agent as Pledged Collateral in the exact form received, to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Obligations.

(f) Release of Pledged Collateral. The Administrative Agent may release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, Lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority Lien on all Pledged Collateral not expressly released or substituted.

11. Application of Proceeds. After the exercise of remedies by the Administrative Agent or the Secured Parties pursuant to Section 7 of the Credit Agreement (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Loan Documents shall automatically become due and payable in accordance with the terms of such Section), any proceeds of the Pledged Collateral, when received by the Administrative Agent or any of the Secured Parties in cash or its equivalent, will be applied in reduction of the Obligations in the order set forth in Section 7.2 of the Credit Agreement, and each Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such proceeds in the Administrative Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

12. [Intentionally Omitted].

13. Continuing Agreement.

(a) This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Obligations (other than contingent indemnity obligations that survive termination of the Loan Documents pursuant to the stated terms thereof) remain outstanding or any Loan Document is in effect, and until all of the Commitments shall have been terminated. Upon such payment and termination, this Pledge Agreement shall be automatically terminated and the Administrative Agent and the Secured Parties shall, upon the request and at the expense of the Pledgors, forthwith release all of the Liens and security interests granted hereunder and shall deliver all UCC termination statements and/or other documents reasonably requested by the Pledgors evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

(b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative

Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, any reasonable legal fees and disbursements) incurred by the Administrative Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations.

(c) If any of the Collateral is sold, transferred or otherwise disposed of by any Grantor (other than to another Grantor) in a transaction permitted by the Credit Agreement, then the Lien created pursuant to this Agreement in such Collateral shall be released, and the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable and in form reasonably satisfactory to the Administrative Agent and take such further actions for the release of such Collateral (not including Proceeds thereof) from the security interests created hereby; provided that the Borrower and applicable Grantor shall have delivered to the Administrative Agent, at least five (5) Business Days (or such shorter period of time acceptable to the Administrative Agent) prior to the date of the proposed release, a certificate of a Responsible Officer with request for release identifying the relevant Collateral and certifying that such transaction is in compliance with the Credit Agreement and the other Loan Documents. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days (or such shorter period of time acceptable to the Administrative Agent) prior to the date of the proposed release, a certificate of a Responsible Officer of the Borrower with request for release identifying the relevant Guarantor and certifying that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

14. Amendments; Waivers; Modifications. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 9.1 of the Credit Agreement.

15. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall be binding upon each Pledgor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and the Secured Parties and their successors and permitted assigns; provided, however, that none of the Pledgors may assign its rights or delegate its duties hereunder except as permitted by the Credit Agreement. To the fullest extent permitted by law, each Pledgor hereby releases the Administrative Agent, its officers, employees and agents and its successors and assigns, from any liability for any act or omission relating to this Pledge Agreement or the Pledged Collateral, except for any liability arising from the gross negligence or willful misconduct of the Administrative Agent or its officers, employees and agents, as determined by a court of competent jurisdiction.

16. Notices. All notices required or permitted to be given under this Pledge Agreement shall be in conformance with Section 9.2 of the Credit Agreement.

17. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart. Delivery of executed counterparts of the Pledge Agreement by facsimile or other electronic means shall be effective as an original and shall constitute a representation that an original shall be delivered upon the request of the Administrative Agent.

18. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Pledge Agreement.

19. Governing Law; Submission to Jurisdiction and Service of Process; Waiver of Jury Trial; Venue. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The terms of Sections 9.12 and 9.18 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

20. Severability. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

21. Integration. This Pledge Agreement and the other Loan Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to this Pledge Agreement, the other Loan Documents or the transactions contemplated herein and therein.

22. Survival. All representations and warranties of the Pledgors hereunder shall survive the execution and delivery of this Pledge Agreement, the other Loan Documents and the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.

23. Joint and Several Obligations of Pledgors.

(a) Each of the Pledgors is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Pledgors and in consideration of the undertakings of each of the Pledgors to accept joint and several liability for the obligations of esach of them.

(b) Each of the Pledgors, jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Pledgors with respect to the payment and performance of all of the Obligations arising under this Pledge Agreement and the other Loan Documents, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Pledgors without preferences or distinction among them.

(c) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, to the extent the obligations of a Pledgor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Pledgor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code of the United States).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Each of the parties hereto has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

BORROWER:		NEW MEDIA HOLDINGS II LLC,
a Delaware limited liability company

	By:	/s/ Michael E. Reed
Name: Michael E. Reed
Title: Chief Executive Officer

GUARANTORS:		NEW MEDIA HOLDINGS I LLC, a Delaware limited liability company

	By:	/s/ Michael E. Reed
Name: Michael E. Reed
Title: Chief Executive Officer

LOCAL MEDIA GROUP HOLDINGS LLC
LOCAL MEDIA GROUP, INC.
SEACOAST NEWSPAPERS, INC.
LMG MASSACHUSETTS, INC.
LMG PENNSYLVANIA MANAGEMENT, INC.
THE INQUIRER AND MIRROR, INC.
LMG PENNSYLVANIA HOLDINGS, INC.
LMG PENNSYLVANIA, L.P.,
by its general partner, LMG Pennsylvania Management, Inc.
THE MAIL TRIBUNE, INC.
LMG NATIONAL PUBLISHING, INC.
THE NICKEL OF MEDFORD, INC.
LMG STOCKTON, INC.

	By:	/s/ Kirk A. Davis
Name: Kirk A. Davis
Title: Chief Executive Officer & President

[signatures continue on the following page]

[Signature Page to Pledge Agreement]

COPLEY OHIO NEWSPAPERS, INC.

ENHE ACQUISITION, LLC

ENTERPRISE NEWSMEDIA HOLDING, LLC

ENTERPRISE NEWSMEDIA, LLC

ENTERPRISE PUBLISHING COMPANY, LLC

GATEHOUSE MEDIA ARKANSAS HOLDINGS, INC.

GATEHOUSE MEDIA CALIFORNIA HOLDINGS, INC.

GATEHOUSE MEDIA COLORADO HOLDINGS, INC.

GATEHOUSE MEDIA CONNECTICUT

HOLDINGS, INC.

GATEHOUSE MEDIA CORNING HOLDINGS, INC.

GATEHOUSE MEDIA DELAWARE HOLDINGS, INC.

GATEHOUSE MEDIA DIRECTORIES HOLDINGS, INC.

GATEHOUSE MEDIA FLORIDA HOLDINGS, INC.

GATEHOUSE MEDIA FREEPORT HOLDINGS, INC.

GATEHOUSE MEDIA HOLDCO, LLC

GATEHOUSE MEDIA ILLINOIS HOLDINGS II, INC.

GATEHOUSE MEDIA ILLINOIS HOLDINGS, INC.

GATEHOUSE MEDIA INTERMEDIATE HOLDCO, LLC

GATEHOUSE MEDIA IOWA HOLDINGS, INC.

GATEHOUSE MEDIA KANSAS HOLDINGS II, INC.

GATEHOUSE MEDIA KANSAS HOLDINGS, INC.

GATEHOUSE MEDIA LANSING PRINTING, INC.

GATEHOUSE MEDIA LOUISIANA HOLDINGS, INC.

GATEHOUSE MEDIA MANAGEMENT

SERVICES, INC.

GATEHOUSE MEDIA MICHIGAN HOLDINGS II, INC.

GATEHOUSE MEDIA MICHIGAN HOLDINGS, INC.

GATEHOUSE MEDIA MINNESOTA HOLDINGS, INC.

GATEHOUSE MEDIA MISSOURI HOLDINGS II, INC.

GATEHOUSE MEDIA MISSOURI HOLDINGS, INC.

GATEHOUSE MEDIA MASSACHUSETTS I, INC.

GATEHOUSE MEDIA MASSACHUSETTS II, INC.

GATEHOUSE MEDIA NEBRASKA HOLDINGS, INC.

GATEHOUSE MEDIA NEVADA HOLDINGS, INC.

GATEHOUSE MEDIA NEW YORK HOLDINGS, INC.

GATEHOUSE MEDIA NORTH DAKOTA HOLDINGS, INC.

GATEHOUSE MEDIA OHIO HOLDINGS, INC.

GATEHOUSE MEDIA OKLAHOMA HOLDINGS, INC.

GATEHOUSE MEDIA OPERATING, LLC

GATEHOUSE MEDIA PENNSYLVANIA HOLDINGS, INC.

GATEHOUSE MEDIA SUBURBAN NEWSPAPERS, INC.

GATEHOUSE MEDIA TENNESSEE HOLDINGS, INC.

GATEHOUSE MEDIA TEXAS HOLDINGS, INC.

GATEHOUSE MEDIA VENTURES, INC.

GATEHOUSE MEDIA, LLC

GEORGE W. PRESCOTT PUBLISHING COMPANY, LLC

LIBERTY SMC, L.L.C.

LOW REALTY, LLC

LRT FOUR HUNDRED, LLC

MINERAL DAILY NEWS TRIBUNE, INC.

NEWS LEADER, INC.

SUREWEST DIRECTORIES TERRY NEWSPAPERS, INC.

THE PEORIA JOURNAL STAR, INC.

By: /s/ Kirk A. Davis
Name: Kirk A. Davis
Title: Chief Executive Officer & Chief Operating Officer

[Signature Page to Pledge Agreement]

Accepted and agreed to as of the date first above written.

CITIZENS BANK OF PENNSYLVANIA,
as Administrative Agent

By:	/s/ Arthur D. Burns
Name: Arthur D. Burns
Title: Senior Vice President

[Signature Page to Pledge Agreement]

SCHEDULE 3.15 TO THE CREDIT AGREEMENT

PLEDGED EQUITY INTERESTS

Pledgor:

Name of Subsidiary	Owner	Number of Shares	Certificate Number	Percentage Ownership
New Media Holdings I LLC	New Media Investment Group, Inc.	N/A	N/A	100%
New Media Holdings II LLC	New Media Holdings I LLC	N/A	N/A	100%
GateHouse Media LLC	New Media Holdings II LLC	N/A	N/A	100%
Copley Ohio Newspapers, Inc.	GateHouse Media Ohio Holdings, Inc.	1,000	3	100%
ENHE Acquisition, LLC	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	N/A	N/A	100%
Enterprise NewsMedia Holding, LLC	GateHouse Media Massachusetts II, Inc.	99,000 (Membership Units)	N/A	100%
Enterprise NewsMedia, LLC	Enterprise NewsMedia Holding, LLC	N/A	N/A	100%
Enterprise Publishing Company, LLC	Enterprise NewsMedia, LLC	N/A	N/A	100%
GateHouse Media Arkansas Holdings, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	2	100%
GateHouse Media California Holdings, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	2	100%
GateHouse Media Colorado Holdings, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	002	100%
GateHouse Media Connecticut Holdings, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	1	100%
GateHouse Media Corning Holdings, Inc.	GateHouse Media Nevada Holdings, Inc.	206.37	61	100%
GateHouse Media Delaware Holdings, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	2	100%
GateHouse Media Directories Holdings, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	1	100%
GateHouse Media Florida Holdings, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	1	100%

GateHouse Media Freeport Holdings, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	2	100%
GateHouse Media Holdco, LLC (f/k/a GateHouse Media Holdco, Inc.)	GateHouse Media Intermediate Holdco, LLC (f/k/a GateHouse Media Intermediate Holdco, Inc.)	N/A	N/A	100%
GateHouse Media Illinois Holdings II, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	1	100%
GateHouse Media Illinois Holdings, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	2	100%
GateHouse Media Intermediate Holdco, LLC (f/k/a GateHouse Media Intermediate Holdco, Inc.)	GateHouse Media, LLC (f/k/a GateHouse Media, Inc.)	N/A	N/A	100%
GateHouse Media Iowa Holdings, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	2	100%
GateHouse Media Kansas Holdings II, Inc.	GateHouse Media Kansas Holdings, Inc.	100	1	100%
GateHouse Media Kansas Holdings, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	2	100%
GateHouse Media Lansing Printing, Inc.	GateHouse Media Suburban Newspapers, Inc.	100	2	100%
GateHouse Media Louisiana Holdings, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	2	100%
GateHouse Media Management Services, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	2	100%
GateHouse Media Massachusetts I, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	1,000	1	100%
GateHouse Media Massachusetts II, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100,000	1	100%
GateHouse Media Michigan Holdings II, Inc.	GateHouse Media Michigan Holdings, Inc.	100	1	100%

GateHouse Media Michigan Holdings, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	2	100%
GateHouse Media Minnesota Holdings, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	2	100%
GateHouse Media Missouri Holdings II, Inc.	GateHouse Media Missouri Holdings, Inc.	100	1	100%
GateHouse Media Missouri Holdings, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	2	100%
GateHouse Media Nebraska Holdings, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	002	100%
GateHouse Media Nevada Holdings, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	2	100%
GateHouse Media New York Holdings, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	2	100%
GateHouse Media North Dakota Holdings, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	2	100%
GateHouse Media Ohio Holdings, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	1	100%
GateHouse Media Oklahoma Holdings, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	1	100%
GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.	GateHouse Media Holdco, LLC (GateHouse Media Holdco, Inc.)	N/A	N/A	100%
GateHouse Media Pennsylvania Holdings, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	2	100%
GateHouse Media Suburban Newspapers, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	2	100%
GateHouse Media Tennessee Holdings, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	1	100%

GateHouse Media Texas Holdings, Inc.	GateHouse Media Nebraska Holdings, Inc.	100	2	100%
GateHouse Media Ventures, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	100	3	100%
George W. Prescott Publishing Company, LLC	Enterprise NewsMedia, LLC	N/A	N/A	100%
Liberty SMC, L.L.C.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	4,000 (Class A)	N/A	100%
Liberty SMC, L.L.C.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	1,000 (Class B)	N/A	100%
LMG Massachusetts, Inc. (f/k/a Dow Jones LMG Massachusetts, Inc.)	Local Media Group, Inc. (f/k/a Dow Jones Local Media Group, Inc.)	200,000	1	100%
LMG Pennsylvania Holdings, Inc. (f/k/a Ottaway Newspapers of Pennsylvania Holdings, Inc.)	Local Media Group, Inc. (f/k/a Ottaway Newspapers, Inc.)	100	2	100%
LMG Pennsylvania Holdings, Inc. (f/k/a Ottaway Newspapers of Pennsylvania Holdings, Inc.)	Local Media Group, Inc. (f/k/a Ottaway Newspapers, Inc.)	1	1	100%
LMG Pennsylvania Management, Inc. (f/k/a Ottaway Newspapers of Pennsylvania Management, Inc.)	Seacoast Newspapers, Inc.	36	4	34.9%[1]
	Seacoast Newspapers, Inc.	1	1	1%[2]
	LMG Massachusetts, Inc. (f/k/a Essex County Newspapers, Inc.)	41	5	39.8%[3]
	LMG Massachusetts, Inc. (f/k/a Essex County Newspapers, Inc.)	1	2	1%[4]
	The Inquirer and Mirror, Inc.	23	6	22.3%[5]
	The Inquirer and Mirror, Inc.	1	3	1%[6]

[1]	Percentage is approximate.
[2]	Percentage is approximate.
[3]	Percentage is approximate.
[4]	Percentage is approximate.
[5]	Percentage is approximate.
[6]	Percentage is approximate.

LMG National Publishing, Inc. (f/k/a ONI National Publishing, Inc.)	Local Media Group, Inc. (f/k/a Ottaway Newspapers, Inc.)	100	1	100%
LMG Pennsylvania, L.P.	LMG Pennsylvania Holdings, Inc.	268[7]	N/A	93%[8]
	LMG Pennsylvania Management, Inc.	21[9]	N/A	7%[10]
LMG Stockton, Inc. (f/k/a ONI Stockton, Inc.)	LMG National Publishing, Inc. (f/k/a ONI National Publishing, Inc.)	1	1	100%
Local Media Group, Inc. (f/k/a Dow Jones Local Media Group, Inc.)	Local Media Group Holdings LLC	1,000	4	100%
Low Realty, LLC	Enterprise NewsMedia, LLC	N/A	N/A	100%
LRT Four Hundred, LLC	Enterprise NewsMedia, LLC	N/A	N/A	100%
Mineral Daily News Tribune, Inc.	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	500	38	100%
News Leader, Inc.	GateHouse Media Louisiana Holdings, Inc.	100,000	A-9	100%
News Leader, Inc.	GateHouse Media Louisiana Holdings, Inc.	100,000	B-9	100%
Seacoast Newspapers, Inc.	Local Media Group, Inc. (f/k/a Ottaway Newspapers, Inc.)	10	1	100%
SureWest Directories	GateHouse Media Directories Holdings, Inc.	1,000	2	100%
Terry Newspapers, Inc.	GateHouse Media Illinois Holdings, Inc.	840	17	100%
The Inquirer and Mirror, Inc.	Local Media Group, Inc. (f/k/a Ottaway Newspapers, Inc.)	2,333 1/3	7	100%
The Mail Tribune, Inc.	LMG National Publishing, Inc. (f/k/a ONI National Publishing)	100	2	11%[11]
	LMG Pennsylvania, L.P.	809	3	89%[12]
The Nickel of Medford, Inc.	LMG National Publishing, Inc. (f/k/a ONI National Publishing, Inc.)	131.37	7	100%

[7]	Number of units is approximate.
[8]	Percentage is approximate.
[9]	Number of units is approximate.
[10]	Percentage is approximate.
[11]	Percentage is approximate.
[12]	Percentage is approximate.

The Peoria Journal Star, Inc.	GateHouse Media Illinois Holdings, Inc.	1,000	743	100%
Pro Football Weekly[13]	GateHouse Media Operating, LLC (f/k/a GateHouse Media Operating, Inc.)	Not Available	Not Available	100%
GateHouse Media Macomb Holdings, Inc.[14]	GateHouse Media Holdco, LLC (f/k/a GateHouse Media Holdco, Inc.)	100	2	100%
The Santa Cruz County Sentinel, Inc.	LMG National Publishing, Inc. (f/k/a ONI National Publishing, Inc.)	Not Available	Not Available	100%
The Traverse City Record-Eagle, Inc.	LMG National Publishing, Inc. (f/k/a ONI National Publishing, Inc.)	Not Available	Not Available	100%
The Daily Independent, Inc.	LMG National Publishing, Inc. (f/k/a ONI National Publishing, Inc.)	Not Available	Not Available	100%
Chapel Hill Publishing	Local Media Group, Inc.	Not Available	Not Available	100%

[13]	Please note this subsidiary is in the process of being dissolved.
[14]	Please note this subsidiary is inactive.

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED, [OWNER], a [State] [type of entity] (the “Transferor”), hereby sells, assigns and transfers unto                     [number of shares] [(•)] shares of capital stock of [ISSUER], an [State] [type of entity] (the “Issuer”), standing in Transferor’s name on the books of the Issuer represented by Certificate No. [•] herewith, and does hereby irrevocably constitute and appoint                     its attorney to transfer said share of capital stock on the books of the Issuer with the full power of substitution in the premises.

[OWNER]

By:
Name:
Title:

Dated: